Excelsior Tax-Exempt Funds, Inc.

77E Legal Proceedings
United States Trust Company of New York and U.S. Trust Company, N.A. (formerly, co-investment advisers to the Funds, together referred to herein as "U.S. Trust Company"), Excelsior Funds, Inc., Excelsior Tax-Exempt Funds, Inc., and Excelsior Funds Trust (the "Companies"), The Charles Schwab Corporation and several individuals and third parties were named in four fund shareholder class actions and two derivative actions which alleged that U.S. Trust Company, the Companies, and others allowed certain parties to engage in illegal and improper mutual fund trading practices, which allegedly caused financial injury to the shareholders of certain of the Excelsior Funds advised by U.S. Trust Company. Each plaintiff seeks unspecified monetary damages and related equitable relief.

The class and derivative actions described above were transferred to the United States District Court for the District of Maryland for coordinated and consolidated pre-trial proceedings. In November 2005, the StateplaceMaryland court dismissed many of the plaintiffs' claims in both the class and derivative actions. The court entered implementing orders on February 24, 2006. All claims against the Companies have been dismissed. Plaintiffs' claims against U.S. Trust Company and certain individuals under Sections 10(b) and 20(a) of the Securities Exchange Act and Sections 36(b) and 48(a) of the Investment Company Act, however, have not been dismissed. Plaintiffs' Section 48(a) claims against parent entity U.S. Trust Company and former parent entity The Charles Schwab Corporation also remain.

While the ultimate outcome of these matters cannot be predicted with any certainty at this time, based on currently available information, U.S. Trust Company believes that the likelihood is remote that the pending litigation will have a material adverse financial impact on the Companies, or materially affect the advisers' ability to provide investment management services to the Companies.


77Q1(a) Exhibit
(a) Amendment dated June 15, 2007 to Amended and Restated Bylaws is incorporated by reference to Registrant's Post-Effective Amendment No. 38 to its Registration Statement on Form N-1A filed on June 29, 2007 (Accession #0001193125-07-146856).

77Q1(e) Exhibit

                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made as of July 1, 2007 by and among EXCELSIOR TAX-EXEMPT FUNDS, INC., a Maryland corporation (herein called the "Company"), UST Advisers, Inc., a Delaware Corporation, ("USTA"), United States Trust Company, National Association, a national bank organized under the laws of the United States ("USTNA"), on behalf of its Asset Management Division, U.S. Trust New York Asset Management Division ("NYAMD") (together, USTA and USTNA are referred to as the "Investment Adviser").

         WHEREAS, the Company is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940 (the "1940 Act");

         WHEREAS, the Company desires to retain the Investment Adviser to render investment advisory and other services to the Company with respect to the Funds of the Company listed on Exhibit A hereto (the "Funds"), and the Investment Adviser is willing to so render such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment.

                  (a) The Company hereby appoints the Investment Adviser to act as investment adviser to the Company for the Funds for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. The Investment Adviser may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to act as investment adviser to the Company under applicable law provided (i) that all persons, when providing services hereunder, are functioning as part of an organized group of persons,
(ii) the use of an affiliate's employees does not result in a change of actual control or management of the Investment Adviser under the 1940 Act; and (iii) the use of an affiliate's employees has been approved by the Board of Directors of the Company.

                  (b) In the event that the Company establishes one or more additional portfolios with respect to which it desires to retain the Investment Adviser to act as investment adviser hereunder, it shall notify the Investment Adviser in writing. If the Investment Adviser is willing to render such services under this Agreement it shall notify the Company in writing whereupon such portfolio shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the Funds except to the extent that said Provisions (including those relating to the compensation payable by the Funds to the Investment Adviser) are modified with respect to such Fund in writing by the Company and the Investment Adviser at the time.

         2. Delivery of Documents. The Company has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

                  (a) Articles of Incorporation of the Company and any amendments thereto;

                  (b) By-Laws of the Company and any amendments thereto;

                  (c) Resolutions of the Board of Directors of the Company authorizing the appointment of the Investment Adviser and the execution and delivery of this Agreement;

                  (d) Registration Statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on Form N-1A (No. 2-93068) relating to shares of the Company's Class A Common Shares, $.001 par value, representing interests in the Tax-Exempt Money Fund; Class B Common Shares, $.001 par value, representing interests in the Intermediate-Term Tax-Exempt Fund; Class C Common Shares, $.001 par value, representing interests in the Long- Term Tax-Exempt Fund; Class D Common Shares, $.001 par value, representing interests in the New York Intermediate-Term Tax-Exempt Fund; Class E Common Shares, $.001 par value, representing interests in the California Tax-Exempt Income Fund; Class F Common Shares, $.001 par value, representing interests in the Short-Term Tax-Exempt Securities Fund and Class G Common Shares, $.001 par value, representing interests in the New York Tax-Exempt Money Fund ("Shares"), and all amendments thereto;

                  (e) Notification of Registration of the Company under the Investment Company Act of 1940, as amended, on Form N-8A as filed with the Securities and Exchange Commission on August 31, 1984, and all amendments thereto; and

                  (f) The most recent prospectuses of the Company relating to the Funds (such prospectuses and supplements thereto, as presently in effect and as from time to time amended and supplemented, herein called the "Prospectuses").

         The Company will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing, if any.

         3. Management. Subject to the supervision of the Board of Directors of the Company, the Investment Adviser will provide a continuous investment program for the Funds, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Funds. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Company for the Funds. The Investment Adviser will provide the services rendered by it hereunder in accordance with the Funds' respective investment objectives and policies as stated in the Prospectuses. The Investment Adviser further agrees that it:

                  (a) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission (herein called the "Rules"), and will in addition conduct its activities under this Agreement in accordance with applicable law, including but not limited to applicable banking law;

                  (b) will not make loans for the purpose of purchasing or carrying Shares, or make loans to the Company;

                  (c) will place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer selected by it. In placing orders with brokers and dealers, the Investment Adviser will use its reasonable best efforts to obtain the best net price and the most favorable execution of its orders, after taking into account all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, the Investment Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of any Fund and/or other accounts over which the Investment Adviser or any of its affiliates exercises investment discretion. Subject to the review of the Company's Board of Directors from time to time with respect to the extent and continuation of the policy, the Investment Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for any Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Investment Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Investment Adviser with respect to the accounts as to which it exercises investment discretion. In no instance will portfolio securities be purchased from or sold to the Funds' principal underwriter, the Investment Adviser or any affiliated person thereof except as permitted by the Securities and Exchange Commission;

                  (d) will maintain books and records with respect to the Funds' securities transactions and will render to the Company's Board of Directors such periodic and special reports as the Board may request;

                  (e) will maintain a policy and practice of conducting its Asset Management Group independently of its Banking Group. When the Investment Adviser makes investment recommendations for the Funds, its Asset Management Group personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Funds' account are customers of the Banking Group. In dealing with commercial customers, the Banking Group will not inquire or take into consideration whether securities of those customers are held by the Funds;

                  (f) will treat confidentially and as proprietary information of the Company all records and other information relative to the Funds and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company. Nothing contained herein, however, shall prohibit the Investment Adviser from advertising or soliciting the public generally with respect to other products or services, regardless of whether such advertisement or solicitation may include prior, present or potential shareholders of the Company.

         4. Services Not Exclusive. The investment management services rendered by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

         5. Books and Records. In compliance with the requirements of Rule 31a-3 of the Rules under the Investment Company Act of 1940, the Investment Adviser hereby agrees that all records which it maintains for the Funds are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 the records required to be maintained by Rule 31a-1 of the Rules.

         6. Expenses. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Funds.

         In addition, if the expenses borne by any Fund in any fiscal year exceed the applicable expense limitations imposed by the securities regulations of any state in which the shares of the Funds are registered or qualified for sale to the public, the Investment Adviser shall reimburse such Fund for a portion of any such excess in an amount equal to the proportion that the fees otherwise payable to the Investment Adviser bear to the total amount of investment advisory and administration fees otherwise payable by the Fund up to the amount of the fees payable to the Investment Adviser during such fiscal year pursuant to paragraph 7 hereof; provided, however, that notwithstanding the foregoing, the Investment Adviser shall reimburse the Fund for a portion of any such excess expenses in an amount equal to the proportion that the fees otherwise payable to the Investment Adviser bear to the total amount of investment advisory and administration fees otherwise payable by the Fund regardless of the amount of fees paid to the Investment Adviser during such fiscal year to the extent that the securities regulations of any state in which Fund shares are registered or qualified for sale so require.

         7. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Company will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee, computed daily and payable monthly from the Funds at an annual rate equal to that specified in Exhibit A to this Agreement of the Funds' average daily net assets.

         8. Limitation of Liability of the Investment Adviser. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except the Investment Adviser shall be jointly, but not severally, liable for a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         9. Duration and Termination. This Agreement shall be effective as of the date hereto with respect to the Funds named hereinbefore, and with respect to any additional Fund, on the date of receipt by the Company of notice from the Investment Adviser in accordance with Section 1(b) hereof that the Investment Adviser is willing to serve as investment adviser with respect to such Fund, provided that this Agreement (as supplemented by the terms specified in any notice and agreement pursuant to Section l(b) hereof) shall have been approved by the shareholders of the Funds in accordance with the requirements of the 1940 Act and unless sooner terminated as provided herein, shall continue in effect until October 31, 2007. Thereafter, if not terminated, this Agreement shall automatically continue in effect as to a particular Fund for successive periods of 12 months each, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Directors of the Company or, with respect to any Fund, by vote of a majority of the outstanding voting securities of such Fund; provided, however, that this Agreement may be terminated by the Company as to any Fund at any time, without the payment of any penalty, by the Board of Directors of the Company or, with respect to any Fund, by vote of a majority of the outstanding voting securities of such Fund on 60 days' written notice to the Investment Adviser, or by the Investment Adviser as to any Fund at any time, without payment of any penalty, on 90 days' written notice to the Company. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the Investment Company Act of 1940.) An affiliate of the Investment Adviser may assume the Investment Adviser's obligations under this Agreement to an affiliate provided that (i) the affiliate is qualified to act as an investment adviser to the Company under applicable law; (ii) the assumption will not result in a change of actual control or management of the Investment Adviser; and (iii) the assumption of the Investment Adviser's obligations by the affiliate is approved by the Board of Directors of the Company.

         10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective with respect to a Fund until approved by vote of a majority of such Fund's outstanding voting securities, if such vote is required by the 1940 Act, or by the vote of a majority of the Board of Directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment.

         11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by StateplaceNew York law.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                                 EXCELSIOR TAX-EXEMPT FUNDS, INC.
Attest:
/s/ James R. Bordewick, Jr.                     By: /s/ Christopher L. Wilson
---------------------------                         -------------------------
Secretary                                        President
James R. Bordewick, Jr.                          Christopher L. placeCityWilson


                                                 UST ADVISERS, INC.
Attest:
/s/ Peter L. Tsirigotis                          By: /s/ Mary E. Martinez
-----------------------                              --------------------
Peter L. Tsirigotis                              Mary placeE. Martinez
Senior Vice President and                        Director
Associate General Counsel

                                                 UNITED STATES TRUST COMPANY, NATIONAL ASSOCIATION
Attest:
/s/ Peter L. Tsirigotis                          By: /s/ Mary E. Martinez
-----------------------                              --------------------
Peter L. Tsirigotis                              Mary placeE. Martinez
Senior Vice President and                        Chief Operating Officer
Associate General Counsel                        Investment Management

                   EXHIBIT A TO INVESTMENT ADVISORY AGREEMENT

               SCHEDULE OF SERIES AND FEES UNDER INVESTMENT ADVISORY AGREEMENT

------------------------------------------------------------------------- ---------------- ----------------------------
Series Names                                                              Adviser          Annual Fee (as a
                                                                                           percentage of the average
                                                                                           daily net assets of the
                                                                                           Series)
------------------------------------------------------------------------- ---------------- ----------------------------
------------------------------------------------------------------------- ---------------- ----------------------------
Tax-Exempt Money Fund                                                     USTA             0.25%
------------------------------------------------------------------------- ---------------- ----------------------------
------------------------------------------------------------------------- ---------------- ----------------------------
Intermediate-Term Tax-Exempt Fund                                         NYAMD            0.35%
------------------------------------------------------------------------- ---------------- ----------------------------
------------------------------------------------------------------------- ---------------- ----------------------------
Long-Term Tax-Exempt Fund                                                 NYAMD            0.50%
------------------------------------------------------------------------- ---------------- ----------------------------
------------------------------------------------------------------------- ---------------- ----------------------------
StateplaceNew York Intermediate-Term Tax-Exempt Fund                      NYAMD            0.50%
------------------------------------------------------------------------- ---------------- ----------------------------
------------------------------------------------------------------------- ---------------- ----------------------------
StateplaceCalifornia Short-Intermediate Term Tax-Exempt Income Fund       USTA             0.50%
------------------------------------------------------------------------- ---------------- ----------------------------
------------------------------------------------------------------------- ---------------- ----------------------------
Short-Term Tax-Exempt Securities Fund                                     NYAMD            0.30%
------------------------------------------------------------------------- ---------------- ----------------------------
------------------------------------------------------------------------- ---------------- ----------------------------
StateplaceNew York Tax-Exempt Money Fund                                  USTA             0.50%
------------------------------------------------------------------------- ---------------- ----------------------------
